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                                                                    Exhibit 10.8

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 28, 1996 by and between NetSat Express Inc., a Delaware Corporation (the "Company"), and Hughes Network Systems Inc., a unit of Hughes Electronics Corporation ("Investor").

                              W I T N E S S E T H:

     WHERAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, on the terms and conditions set forth in this Agreement; shares of the Company's Class A Preferred Stock, par value $.01 per share ("Class A Preferred") having the terms set forth in the form of Certificate of Amendment of Certificate of Incorporation annexed hereto:

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. AGREEMENT TO PURCHASE AND SELL STOCK. The Company shall sell to the Investor at the Closing, and the Investor shall purchase from the Company at the Closing, 190,000 shares of the Class A Preferred, at a price of $1.32 per share. The shares of Class A Preferred Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

2. OPTION TO PURCHASE COMMON STOCK. The Company further grants to the Investor the option to purchase, at any time until 5:00 P.M., New York City time, on July 31, 2001, up to the number specified below of fully paid and non-assessable shares of the Company's Common Stock, $.01 par value ("Common Stock") at a price of $1.50 per share of Common Stock (the "Exercise Price") payable in cash, by certified check or official bank check or by wire transfer, subject to adjustment as provided below. The shares of Common Stock which may the purchased upon exercise of such option are collectively hereinafter referred to as the "Option Shares."

     2.1. As used in this paragraph, the term "Partially Diluted Common Stock" means the sum of (i) the number of shares of common stock actually outstanding at the time of reference, less any shares of common stock issued upon exercise of the option granted herein or conversion of the Class A Preferred Stock plus (ii) the number of shares of common stock issuable upon conversion of any outstanding convertible securities of the Company other than the Class A Preferred Stock plus (iii) the number of shares of common stock issuable upon exercise of all outstanding warrants, options, or other rights to acquire common stock other than the option granted herein. The term "Fully Diluted Common Stock" means the sum of (i) the number of shares of common stock actually outstanding at the time of reference, including all shares of common stock issued upon exercise of the option granted herein or upon conversion of the Class A Preferred Stock plus (i) the number of shares of common stock issuable upon conversion of any outstanding convertible securities of the Company including the Class A Preferred Stock plus (iii) the number of shares of common stock issuable upon exercise of all outstanding warrants, options, or other rights to acquire common stock including the option granted herein. If the option is exercised by the later of (x) 2


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          years from the date of this Agreement and (y) the first anniversary of the commencement of commercial operations at the Company's first commercial hub serving a multi-national market, then the number of shares constituting the Option Shares shall be the greater of 100,000 shares and the number of shares produced by the formula specified below (the "Formula Number"). If the option is not exercised within the period specified in the preceding sentence, the number of shares constituting the Option Shares shall be 100,000. The Formula Number shall be that number which satisfies both of the following two conditions:

          2.1.1. the sum of the Formula Number and the Partially Diluted Common Stock immediately before exercise of the option shall equal 81% of the Fully Diluted Common Stock immediately following exercise of the option, and

          2.1.2. the Formula Number shall equal 10% of the Fully Diluted Common Stock immediately following exercises of the option.

          Mathematically, the Formula Number shall be the result of solving for FN the following two equations:

          PDCS+FN=0.81*FDCS

          FN=0.10*FDCS

          where PDCS is Partially Diluted Common Stock immediately before exercise of the option and FDCS is Fully Diluted Common Stock immediately following exercise of the option.

2.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

2.3. Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2, the number of shares of Common Stock issuable upon the exercise of the option shall be adjusted to the nearest full share by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the option immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

2.4. Reclassification, Consolidation, Merger, Etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Investor shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property which would have been received upon such reclassification or change if the Investor had exercised the option granted herein immediately prior to such transaction, at a price equal to the product of (x) the number of shares issuable upon exercise of the option and (y) the Exercise Price in effect immediately prior to the record date for such reclassification or change.

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3.   CLOSING. The purchase and sale of the Purchased Shares will take place at the offices of the Investor on August 2, 1996 or at such time and place as the Company and Investor mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to the Investor a certificate representing the number of Purchased Shares that the Investor has agreed to purchase against delivery to the Company by such Investor of the full purchase price of such Purchased Shares paid by wire transfer of funds to the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that the statements in the following paragraphs of this Section 4 are all true and correct.

     4.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

     4.2. Capitalization. Immediately prior to the Closing the capitalization of the Company will consist of 2,000,000 authorized shares of stock, which 1,000,000 shares will be Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares will be Class A Preferred. Of the authorized capital, 30,000 shares of Common Stock will be issued and outstanding. There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock.

     4.3. Due Authorization. All corporate action necessary for the authorization, execution, and delivery of, and the performance of all obligations of the Company under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its term.

     4.4. Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, the Option Shares, when purchased upon exercise of the option provided for herein, and the Common Stock issuable upon conversion of the Purchased Shares will be duly and validly issued, fully paid and non-assessable.

     4.5. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.



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     4.6. Litigation. There is no material action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     4.7. Status of Intellectual property. Attached hereto as Exhibit A is a true and correct schedule which describes all of the patents, patent applications, registered trademarks, trademark applications, copyright registrations and applications therefor and all licenses, franchises, permits, authorizations, agreements and arrangements that concern any of the foregoing or that concern like items owned by others and used by the Company. Except as indicated on such Exhibit.

          4.7.1. The patents and patent applications (collectively, "patent rights" shown on such Exhibit are owned by the Company free and clear of all mortgages, liens, charges or encumbrances whatsoever. No licenses have been granted with respect to such patent rights and the Company has not received notice of any claims by a third party suggesting that its practice of the inventions covered by such patents rights would infringe the patent rights of any third party.

          4.7.2. The copyright registrations and pending applications shown on such Exhibit are owned by the Company free and clear of all mortgages, liens, charges or encumbrances whatsoever. Except for licenses granted to end users in accordance with the Company's standard terms, no licenses have been granted with respect to any of the Company's copyrighted material and the Company has not received notice of any claims by a third party suggesting that any of its activities in the conduct of its business as presently conducted infringe the copyrights of any third party.

          4.7.3. The trademark registrations and pending applications shown on such Exhibit are owned by the Company free and clear of all mortgages, liens, charges or encumbrances whatsoever. No licenses have been granted with respect to any of such trademarks or applications and the Company has not received notice of any claims by a third party suggesting that any of its activities in the conduct of its business as presently conducted infringe the trademarks, trade names or trade dress of any third party.

          4.7.4. All technical information and know-how in possession of the Company relating to the design or manufacture of products sold, and services performed, by it, including without limitation methods of manufacture, lab journals, manufacturing, engineering and other drawings, design and engineering specifications and similar items recording or evidencing such information is owned by the Company free and clear of all mortgages,


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                 liens, charges or encumbrances whatsoever. The Company has no obligation to pay any royalty to any third party with respect to such information. The Company has not granted any license or other permission with respect to the use of such information and has not received notice of any claims by a third party suggesting that the Company's use of such information would infringe or misappropriate the rights of any third party.

      4.8. Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended, and except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws (including tax laws), regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any material violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate of Incorporation or Bylaws, or any agreement or contract of the Company, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any material lien, charge or encumbrance upon any asset of the Company.

      4.9. Material Agreements. The Company has not breached, nor does the Company have any knowledge of any claim that the Company has breached, any term or condition of any agreement that, individually or in the aggregate, would have a material adverse effect on the business, properties, financial condition, results of operations or affairs or prospects of the Company.

      4.10. Certificate; Bylaws. The Certificate of Incorporation and the Bylaws of the Company are in the form previously provided to the Investor.

      4.11. Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deed of trust, liens, encumbrances, security interests and claims except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

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      4.12. Financial Statements. The Company is newly organized, and has no material assets or liabilities other than current obligations to pay compensation to certain consultants in an amount not exceeding $5,000. The Company intends to conduct business in accordance with the business plan previously delivered to the Investor, and to use its best efforts to achieve the projected financial results set forth therein. The Investor understands that such projections are subject to inherent uncertainties and that there can be no assurance that such projected results will be obtained.

5. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. The Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

      5.1. Authorization. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms. The Investor has full corporate power and authority to enter into this Agreement.

      5.2. Due Authorization. All corporate action on the part of the Investor necessary for the authorization, execution, and delivery of, and the performance of its obligations under, this Agreement, has been taken or will be taken prior to the Closing, and this agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

      5.3. Legends. It is understood that the certificates evidencing the Purchased Shares, the Option Shares and the shares issuable upon conversion of the Purchased Shares will bear the legends set forth below and any others as may be required by law:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            The legend set forth above shall be removed by the Company from any certificate evidencing Purchased Shares, the Option Shares or the shares issuable upon conversion of the Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement


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            under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement's being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued any of such shares.

6. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions precedent or concurrent.

      6.1. Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

      6.2. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the Investor's counsel, and they shall have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

      6.3. Creation of Class A Preferred Stock. The Company shall have duly filed a certificate of amendment to its certificate of incorporation creating the Class A Preferred Stock, and the Investor shall have received evidence reasonably satisfactory to its of such filing.

7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

      7.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 5 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

      7.2. Payment of Purchase Price. The investor shall have delivered to the Company the purchase price specified in accordance with the provisions of Section 1.

      7.3. Securities Exemptions. The offer and sale of the Purchased Shares, the Option Shares and the shares issuable upon conversion of the Purchased Shares to the investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, and the registration and/or qualification requirements of all applicable state securities laws.

8.    MISCELLANEOUS.

      8.1. Corporate Opportunity Issues. Notwithstanding (individually or collectively) i) this Agreement; ii) any investment the Investor may make in the Company, iii)


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            any advice the Investor may give the Company; iv) any nomination to the Company's Board of Directors which the Investor may make as provided in this Agreement; v) any vendor or creditor relationship that may exist between the Investor and the Company; and vi) other dealings which the Investor may have in effecting any of the above (collectively the Investor Dealings With the Company), the Investor will be free, without accounting to or recourse by the Company, to:
            a) invest in; b) advise; c) supply; d) provide credit to; e) nominate members of the Board of Directors or management of, and f) otherwise deal with any other entity, including entities that may compete with the Company. Moreover, notwithstanding any the Investor Dealings With the Company, the Investor may take advantage of any or all commercial opportunities of which it becomes aware without accounting to or recourse by the Company. The Investor will use commercially reasonable efforts, subject to its obligations of confidentiality, to keep the Company informed of dealings with other companies that compete with the Company with respect to satellite internet services.

      8.2. Survival of Warranties. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the Closing for a period of 18 months.

      8.3. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

      8.4. Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

      8.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

      8.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon the Investor each future holder of the Purchased Shares, the shares issuable upon conversion of the Purchased Shares and the Company.



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      8.8.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      8.9. Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, undertakings duties or obligations between the parties with respect to the subject mater hereof.

      8.10. Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company, and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                                THE INVESTOR:

NetSat Express, Inc.                        Hughes Network Systems, Inc.

By  /s/Illegible                            By:  /s/James Ruchese
  --------------------------                   ---------------------------------

                                                   Executive Vice President and
Title:  Chairman & CEO                      Title: Chief Financial Officer
      ----------------------                      ------------------------------

                                LIST OF EXHIBITS

Exhibit A - Intellectual Property


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                                    EXHIBIT A

                              Intellectual Property

Trademark Application pending for "NetSat Express, Inc."